Exhibit 99.1

For immediate release

For more information, contact:
Investors, Philip J. Iracane, 713-307-8770
Media, Janice Aston White, 713-307-8780

Endeavour announces retirement

of exploration officer

Houston, TX – January 3, 2006 — Endeavour International Corporation (AMEX: END) announced today that Michael D. Cochran, Executive Vice President-Exploration, has retired from his position effective January 1, 2006. John N. Seitz will assume his exploration responsibilities with Cochran remaining in a consulting capacity during a transition period.

“We appreciate Mike’s efforts on behalf of Endeavour during the start-up phase of the company,” said William L. Transier and John N. Seitz, co-chief executive officers. “His retirement is well-deserved following a long and successful industry career.”

Endeavour International Corporation is an oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea. For more information, visit www.endeavourcorp.com.